REFERENCE 10.3

               MASTER PURCHASE AND SALE AGREEMENT - SUN CAPITAL


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                      Master Purchase and Sale Agreement

1.       PURCHASE OF ACCOUNTS

      1.1 Sun Capital, Inc. ("SCI"), with its principal place of business at 929 Clint Moore Road, Boca Raton, Florida 33487, here purchases from Nova Pharmaceutical, Inc., (Taxpayer Id. No. 88-0384305) with its principal place of business at 31712 Casino Drive, Lake Elsinore, CA 92530 ("Seller") and seller hereby sells, transfers, and assigns to SCI as Seller's sole Factor and as absolute owner, all of Seller's right, title and interest in and to (i) those specific accounts receivable (the "Accounts Purchased") owing to Seller and accepted SCI as set on the assignment forms provided by SCI ("the "Assignment Schedule") together with all rights of action accrued or to accrue thereon, including without limitation, full power to collect, sue for, compromise, assign, in whole or in part, or in any other manner enforce collection thereof in SCI's name or otherwise, (ii) all books and records evidencing or relating to the Accounts, and all Seller's rights with respect to the goods represented by such Accounts, including good returned by any customer or obligor in any way obligated on or in connection with the Accounts (the "Account Debtor"), (iii) all rights of stoppage in transit, replevin, repossession and reclamation and all other rights of action of any unpaid vendor or lien or, (iv) all deposits or other security for the obligation of any person under or relating to the Accounts, (v) all of Seller's rights under any insurance policy covering any merchandise sold pursuant to the Accounts and (vi) all payments or other proceeds of the foregoing in any form. The form of assignment shall be in a form satisfactory to SCI and shall be delivered to SCI with identical duplicates of Seller's customers' invoices (the originals having been mailed by Seller to Seller's customers at Seller's expense (or at SCI's election, originals shall be delivered to SCI for forwarding to Seller's customers and shall, likewise, deliver to SCI all original shipping or delivery receipts (i.e. Bills of Lading, UPS, etc.) for all merchandise sold, together with such other documents and proof of delivery of merchandise or the rendition of services as SCI may require.
      1.2 From time to time hereafter, Seller may deliver to SCI and SCI may purchase, in its sole and absolute discretion, additional accounts which shall be reflected in an Assignment Schedule reflecting the Accounts offered for sale. The aggregate net face value of each Assignment Schedule shall not be less than $5,000. Any Assignment Scheduled, or portion thereof, purchased shall be deemed Accounts Purchased hereunder and shall be governed by and subject to the terms and conditions of the Agreement, including, without limitation, the representations warranties and covenants herein contained. The phrase aggregate net face value shall mean the gross amount of all accounts scheduled less allowances, discounts to customers calculated upon shortest or longest selling terms, as SCI may elect or any other reduction to the gross invoice amount (s).
      1.3 Upon SCI's receipt and acceptance of each Assignment Schedule, or any portion thereof, SCI shall pay to Seller up to Up to eighty percent (Up to 80%)


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of the aggregate net face value of the Accounts therein  described (the "Initial
Down Payment"), subject to SCI's right to maintain a reserve. The term reserve shall mean an amount sufficient to cover, among other things, customers' returns, allowances, deductions and disputes and/or charge backs including any charge back SCI anticipates might arise in the future, as security for the payment of Seller's obligations to SCI. SCI may, in its sole and exclusive discretion, increase or decrease such reserve, as SCI may deem necessary to protect SCI's interests. Subject to a reserve, on each Friday of the week in which all Accounts Purchased set forth on the applicable Assignment Schedule have been collected in good funds (or as to any Account Purchased not collected as a result of a discharge in bankruptcy, the last day of the month of such customer's bankruptcy), SCI will pay to Seller the amount of the Purchase Price minus (i) the Initial Down Payment, (ii) all returns, credits, allowances and discounts calculated upon shortest or longest selling term, at SCI's option, on any alternative terms of sale offered by Seller to Account Debtors and (iii) all other unpaid sums charged or chargeable to Seller's account which shall include, but not be limited to, all costs and expenses (including attorney's fees), of any kind and nature, which we may incur. "Purchase Price" means the aggregate net face value of the Accounts Purchased less discount fee calculated as described Section 1.4.
      1.4 SCI's discount fee as to each Account Purchased shall be a percentage of the gross face value of each Account Purchased based on the number of days elapsed between the date of purchase by SCI and the date of collection of such Accounts Purchased by SCI after allowing 3 (three) additional days. In no event shall the discount fee for any Account Purchased be less than $10.00

      Days Elapsed                  Percentage
          0-90                                 .10 per day
          90 +                                     14 %

2.       EXPECTED VOLUME
          Seller expects that the aggregate net face value of Accounts that seller will offer each month to SCI under this Agreement for Purchase by SCI will be at least $150,000, and that the percentages set forth in Section 1.4 are based upon that expectation.

3.          WARRANTIES, REPRESENTATIONS AND COVENANTS
3.1 Seller makes the following warranties, representations and covenants to SCI, each of which shall be deemed continuing and shall be deemed made upon the delivery of each Assignment Schedule:

(a) Seller is the sole and absolute owner of each Account Purchased, sold free and clear of any liens, security interests or encumbrances; (b) Seller has the full legal right to sell, assign and transfer the Accounts Purchased and that the sale, assignment and transfer thereof does not contravene or conflict with the terms of any other agreement, commitment or instrument to which Seller is a


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party;  (c) Each  Assignment  Schedule  will  vest in SCI all  right,  title and interest in and to the Accounts Purchased; (d) Each Account Purchased represents an accurate and undisputed statement of indebtedness from an Account Debtor of Seller for a sum certain, without offset or counterclaim and which is due and payable not more than 90 days from invoice date; (e) Each Account Purchased is an accurate statement of a bona fide sale, delivery and acceptance of merchandise or performance of service by Seller to an Account Debtor; (f) Seller is not affiliated with and does not own, control, or exercise dominion, in any way whatsoever, over the business of any Account Debtor; (g) All financial records, statements, books, or other documents shown to SCI by Seller at any time either before or after the signing of this Agreement are true and accurate;
(h) All invoices will state plainly on their face in the form acceptable to SCI that each Account Purchased represented thereby have been sold and assigned to SCI and is payable only and directly to SCI'; (i) No Account Purchased shall be on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or any other repurchase or return basis; (j) Seller is solvent; (k) No financing statement governing any of the Accounts Purchased, or any property of Seller in which SCI is granted a security interest under this Agreement, is on file in any public office other than that which may be in favor of SCI; and
(l) Seller's principal place of business is set forth above and Seller maintains its records relating to the Accounts Purchased and such property at such place.
(m) Seller has no parent, affiliate and/or subsidiary; (n) that the sale, transfer and/or SCI's collection of the Accounts Purchased or any receivable will not be avoidable by any receiver, trustee or debtor-in-possession; (o) that each Account Purchased and receivable shall be absolutely enforceable against Seller's customer in accordance with the express terms of the invoice free and clear of any offset, deduction, claim, lien, encumbrance, or dispute, whether as to price, terms, delivery, guaranty or quality; and (p) seller shall not effect any change in its mailing address, or in Seller's chief place of business, or in the office in which Seller's records relating to where accounts are kept without first giving SCI written notice thereof. 3.2 The warranties, representations and covenants contained in paragraph 3.1 above shall be continuous and be deemed to be renewed as of the date of each additional assignment Schedule each time Seller assigns Accounts Purchased to SCI. All representations, warranties and covenants of Seller under this paragraph shall survive any purchase or sale of Accounts Purchased and any termination of this Agreement.

4.           NO RECOURSE TO SELLER
       To the extent of the Initial Down Payment for each Account Receivable, SCI accepts the credit risk for non-payment of the Accounts Purchased due to any Account Debtor's Bankruptcy. Seller shall nonetheless remain liable to SCI for all damages suffered by SCI in the event of a breach of any warranty, representation or covenant set forth in paragraph 3 above. In the event SCI does not receive payment in full of any account receivable, in cleared funds, for any reason other than a discharge in bankruptcy of an Account Debtor, such non-payment shall be deemed a breach of Seller's representations and warranties contained in Paragraph 3 of this Agreement. As used herein, the term


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"Bankruptcy" shall mean a judicially  supervised  bankruptcy  proceeding seeking the discharge of an Account Debtor's debts, which proceeding is initiated after the sale of the particular Account Receivable to SCI. If any account receivable is not paid by the Account Debtor due solely to its discharge in Bankruptcy then Seller shall not be liable to return to SCI the amount of the Initial Down Payment made with respect to that account receivable.

5.          DISPUTES
5.1 SCI may charge Seller's account for the Initial Down payment and discount fee calculated as described in Section 1.4 for any Account Purchased that is subject to a "Dispute". "Dispute" means any alleged defense, counterclaim, offset, dispute or other claim asserted by an Account Debtor of the Account Purchased which relates to the sale of goods or rendition of services or arising from or relating to any other transaction or occurrences. 5.2 Seller must immediately (i.e., not more than eight hours upon receipt of notification of information) notify SCI of any Dispute, return rejection, loss of or damage to merchandise, any request for an extension of time to pay or any fact or circumstance with respect to any Account Purchased or receivable which may tend, in any way, to impair or affect the collectibility of any Account Purchased or receivable or diminish the sum payable thereon. Seller agrees it may not grant any allowance, credit or adjustment to a customer, or accept any return of merchandise, without SCI's express prior written consent. SCI may, at its option, settle and/or compromise any Dispute. Any settlement made by SCI shall not relieve Seller of any of its obligations under this Agreement. No charge back shall be deemed a reassignment to Seller of the Account involved. All amounts chargeable to Seller's account under this Agreement shall be payable by Seller on demand.

6.          HOLD IN TRUST
       Any check or other form of payment an any Account Purchased, or upon default, any account receivable that Seller receives, shall not be deposited by Seller and shall be held in trust and safekeeping, as the sole and exclusive property of SCI, and shall be immediately returned to SCI. Should Seller come into possession of a check comprising payment owing to both Seller and SCI, Seller shall forthwith turn over such check to SCI and SCI will refund Seller's portion, if any, to Seller.

7.         BOOK ENTRY
Seller will immediately, upon each sale of Accounts, make the proper entry on its books and records recording the absolute sale of such Account to SCI.

8.         SECURITY INTEREST
Seller hereby grants to SCI, as security for all present and future Obligations of Seller to SCI under this agreement, a continuing first lien superior in priority and dignity to all others, in all accounts whether or not specifically purchased by SCI under this Agreement, whether now existing or hereafter


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arising,  together  with  all  documents,  instruments,  chattel  paper  and the computer software programs, stored date, aging schedules, customer lists, books, records, returns, deposits and credit balances thereto and the proceeds thereof, together with all returned merchandise and all property of Seller at any time coming into SCI's possession. As used in this Agreement, the term "Obligations" means and includes all loans, advances, debts, liabilities, obligations, debit balances, covenants and duties, of every kind and description, owing by Seller, any Affiliate, Parent or Subsidiary of Seller, to SCI under this Agreement or otherwise (whether or not evidenced by any note or other instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including, without limitation, all interest, fees, charges, expenses and attorneys' fees for which Seller is obligated hereunder. As used in this Agreement, the terms "Parent", "Affiliate". Or "Subsidiary" means any corporation or similar legal entity under common control with Seller. Seller shall execute and deliver to SCI all financing statements and other documents and instruments that SCI may request to perfect, protect, or establish the security interest (s) granted hereunder and Seller authorizes SCI to execute and file alone any such financing statements disclosing SCI's security interest (s). Recourse to security shall not be required and Seller shall at all times remain liable for the repayment on demand of all our indebtedness arising hereunder and for all Obligations.

9.          POWER OF ATTORNEY
In order to implement this Agreement, Seller irrevocably appoints SCI its attorney in fact or agent with power to (a) Strike out Seller's address on any correspondence to any Account Debtor and insert SCI's address; (b) Receive and open all mail addressed to Seller via SCI's address; (c) Endorse the name of Seller or Seller's trade name on any checks or other evidences of payment payable to Seller that may come into the possession of SCI; (d) In Seller's name, or otherwise, demand, sue for compromise and/or collect any and all moneys due to Seller; (e) Compromise, prosecute or defend any action, claim or proceeding as to the Accounts; (f) Send notices, demands or requests to the Account Debtor in the name of Seller for any purpose whatsoever deemed necessary or desirable by SCI including, without limitation, notices regarding payment instructions or seeking estoppel information on the account. The Power of Attorney granted to SCI herein shall be deemed to be coupled with an interest and therefore irrevocable and shall remain in full force and effect until all Accounts are paid in full and all indebtedness, if any, of Seller to SCI is discharged.

10.         FIANANCING STATEMENT
Seller has delivered to SCI and SCI may file executed financing statements (a) to perfect the purchase by SCI of all present and future Accounts and (b) to perfect any security interest granted to SCI under this Agreement. Seller authorizes SCI to execute in Seller's name and to file all such further financing statements and renewals thereof as SCI may deem appropriate to carry out the intent of this Agreement.

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11.         RESTRICTIONS ON OTHER TRANSACTIONS.
During the term of this Agreement, Seller will not sell or factor any of its accounts receivable to any entity other than SCI.

12.         PLEDGE AND ASSIGNMENT OF SELLER'S ACCOUNTS RECEIVABLE       BY
   SCI:
Seller acknowledges and understands that SCI may enter into a financing agreement with Capital Business Credit, a division of Capital Factors, Inc., ("Capital"). In connection with said financing, SCI may sell and/or assign all or a portion of Seller's Accounts Receivable to Capital. Seller hereby consents to SCI entering into such financing agreement with Capital. Seller further agrees as follows: (a) Seller shall have no rights under the financing agreement, Seller will not look or seek to hold Capital, or its respective officers, employees, directors or agents responsible for any of SCI's obligations under this Agreement, and that SCI's relationship with Capital is completely separate and apart from Seller's relationship with SCI except as to any lien rights and the granting and enforcing of any security interest that Capital may have and assert by reason of its purchase and/or assignment of Seller's Accounts Receivable to Capital pursuant to the financing agreement entered into between SCI and Capital; (b) Seller will have no rights against Capital for any actions that it takes or fails to take under the aforementioned financing agreement; (c) In the event that Seller is advised that Capital has purchased or has received an assignment of all or a portion of Seller's Accounts Receivable pursuant to the financing agreement between Capital and SCI, Seller agrees that all of its representations set forth in Paragraph 3 of this Agreement shall, at the request of SCI or Capital, extend and insure to Capital and its successors and assigns; (d) If requested by SCI or Capital, Seller shall execute any documentation or notice required by Capital to evidence the fact that any or all of the Accounts Receivable have been sold and assigned to Capital and are payable to Capital only. Seller shall take such additional actions in furtherance of the rights of Capital and SCI as Capital may require;
(e) Upon SCI's or Capital's request, Seller shall immediately provide to Capital any and all information which Capital may require regarding Seller's financial condition, any Accounts Receivable, any obligations under this Agreement the collateral for Seller's obligations under this Agreement and any other information which Capital may request; (f) Seller consents to SCI sharing with Capital copies of all financial and information regarding Seller delivered to or made available to SCI under this Agreement.

13.         NO ASSUMPTION
Nothing contained in this Agreement shall be deemed to impose any duty or obligation upon SCI in favor of any Account Debtor and/or any other party in connection with the Accounts.

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14.         BINDING FUTURE PARTIES
This Agreement shall inure to the benefit of and is binding upon the parties, any parent, subsidiaries, and affiliates, whether now or hereafter formed, together with their executors, administrators, successors, and assigns. Seller may not assign or transfer any or all of its rights and obligations under this Agreement to any party without the express prior written consent of SCI.

15.          WAIVER; ENTIRE AGREEMENT
No failure or delay on SCI's part in exercising any right, power or remedy granted to SCI hereunder will constitute or operate as a waive thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right set forth herein. This Agreement contains the entire agreement and understanding of the parties hereto and no amendment modification or waiver of, or consent, oral or otherwise, with respect to any provision of this Agreement will in any event be effective unless the same is in writing and signed and delivered by SCI.

16.          FLORIDA LAW
This Agreement shall be deemed executed in the State of Florida and in all respects shall be governed by and construed in accordance with the laws of the State of Florida. Seller acknowledges that all actions and proceedings relating directly or indirectly to this Agreement shall be litigated in a state court of competent jurisdiction in the County of Palm Beach or, at SCI's sole and exclusive option, in a venue where the Seller is domiciled.

17.          JURY WAIVER
SCI and Seller and any obligor hereunder hereby knowingly, voluntarily and intentionally waive any right that any party may have to a trial by jury in respect to any litigation based hereon, arising out of or related hereto whether, under or in connection with this agreement or any agreement contemplated to be executed in conjunction herewith, or any course of conducts, course of dealing, statements (whether verbal or written) or actions of either party.

18.         INDEMNITY
Seller shall indemnify SCI and hold SCI harmless from and against any action or other proceeding brought by an Account Debtor against SCI arising from SCI's commercially reasonable efforts in collecting or attempting to collect any of the Accounts. Seller also agrees to indemnify SCI against any liability, loss or expense caused by, or arising out of, the rejection or revocation of merchandise or disputes with respect to any services of every kind and nature by Seller's customers.

19.        COOPERATION
Seller shall at any future time execute and deliver to SCI any and all documents deemed desirable or necessary by SCI to effectuate the provisions of this Agreement.

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20          MISCELLANEOUS PROVISIONS
This Agreement shall be deemed to be one of financial accommodation and not assumable by any debtor, trustee or debtor-in-possession in a bankruptcy proceeding without Factor's express written consent and may be suspended in the event a petition in bankruptcy is filed by or against Seller.

21.      TERM
This Agreement will remain in effect for a period of 6 months, November 1, 1998 (the "Term). The Term will be automatically extended for successive periods of
(1) year each unless either party provides the other with a written notice of cancellation at least sixty (60) days prior to the expiration of the initial Term or any renewal Term; provided, however, SCI may cancel this Agreement at any time upon thirty (30) days notice to Seller. In the event of a breach by Seller of any provision of this Agreement or upon Seller's bankruptcy, receivership, inability to pay its debts or similar insolvency event, or the occurrence of such an event with respect to any guarantor of Seller's obligations hereunder, SCI shall have the right, at its discretion, to cancel this Agreement without notice to Seller, and all Seller's obligations to SCI hereunder shall be immediately due and payable. In the event of cancellation, Seller's obligations under this Agreement shall remain in full force and effect and accrue at the maximum interest rate allowable under the law until all of the Accounts (other than in the case of a Bankruptcy discharge) have been paid in full and SCI is paid in full for all amounts owed by Seller.

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed as of this 9th day of April, 1998.

Nova Pharmaceutical Inc                         Sun Capital, Inc.

/s/ Ralph Mann
----------------------                          ---------------------
Ralph Mann

President
---------------------                           ----------------------
Title                                           Title

Ralph Mann
----------------------                          ----------------------
Printed Name                                          Printed Name

Initials /s/ RM____


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                             Guaranty of Validity

To:   Sun Capital, Inc.
      929 Clint More Road
      Boca Raton, Florida 33487

Dear Sir or Madam:

      Nova Pharmaceutical Inc, a corporation, or sole proprietorship, or partnership organized under the laws of the State of California (herein called "Debtor) is a company to which I am an owner, officer, director and/or stockholder. Accordingly, it is in my direct interest and advantage to assist the Debtor to procure funds, credit or other financial assistance from you in order to further its business and sales.

      Accordingly, in order to induce you to purchase or otherwise acquire from the Debtor accounts receivable, conditional sales or lease agreements, chattel mortgages, drafts, notes, bills, acceptances, trust receipts, contracts or other obligations or choses-in-action (herein collectively called "receivables"), or to advance moneys or extend credit to the Debtor thereon, or to factor the sales or finance the account of the Debtor (either according to any present or future agreements or according to any changes in any such agreements or on any other terms and arrangements from time to time agreed upon with the Debtor, the undersigned hereby consenting to and waiving notice of any and all such agreement, terms and arrangements and changes thereof) or to otherwise directly or indirectly advance money to or give or extend faith and credit to the Debtor, or other wise assist the Debtor in financing its business or sales (without obligation you to do any of the foregoing), I the undersigned, for value received, do hereby unconditionally guarantee to you and your assigns the accuracy of the representations and warranties made and in the event Sun Capital, Inc. fails to receive timely payment of any receivable by virtue of a breach thereof, guarantor unconditionally guarantees prompt payment in full at maturity and all times thereafter (waiving notice of non-payment) of any and all indebtedness, obligations and liabilities of every kind or nature (both principal and interest) now or at any time hereafter owing to you by the Debtor, and of any and all receivables heretofore or hereafter acquired by you from said Debtor in respect of which the Debtor has or may become in any way liable, and the prompt, full and faithful performance and discharge by the Debtor of all the terms, conditions, agreements, representations, warranties, guaranties and provisions on the part of the Debtor contained in the Master Purchase and Sale Agreement or in any modification or addenda thereto or substitution thereof, or contained in any schedule or other instrument heretofore or hereafter given by or on behalf of said Debtor in connection with the sale or assignment of any such receivable to you, or contained in any other agreement, undertaking or obligations of the Debtor with or to you, of any kind or nature, and we also hereby agree on demand to reimburse you and your assigns for all expenses, collection charges, court costs and attorney's fees incurred in endeavoring to


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collect or enforce any of the foregoing against the Debtor and/or undersigned or any other person or concern liable thereon; for all of which, with interest at the highest lawful contract rate after due until paid, we hereby agree to be directly, unconditionally and primarily liable jointly and severally with the Debtor and agree that the same be recovered in the same or separate actions brought to recover the principal indebtedness.

      Notice of acceptance of this guaranty, the giving or extension of credit to the Debtor, the purchase or acquisition of receivables or the advancement of money or credit thereon, and presentment, demand, notices of default, non-payment of partial payments and protest, notice of protest and all other notices or formalities to which the Debtor might otherwise be entitled, prosecution of collection or remedies against the Debtor or against the makers, endorsers, or other person liable on any such receivables or against any security or collateral thereto appertaining, are hereby waived. The undersigned also waives notice of any consents to the granting of indulgences or extensions of time payment, the taking and releasing of security in respect of any said receivable agreements, obligations, indebtedness or liabilities so guaranteed hereunder, or your accepting partial payments thereon or your settling compromising or compounding any of the same in such manner and at such times as you may deem advisable, without in any way impairing or affecting our liability for the full amount thereof and you shall not be required to prosecute collection, enforcement or other remedies against the Debtor or against any person liable on any said receivable, agreement, obligations, indebtedness or liabilities so guaranteed, or to enforce or resort to any security, liens, collateral or other rights or remedies thereto appertaining, before calling on us for payment; nor shall our liability in any way be released or affected by reason of any failure or delay on your part to do so.

      This guaranty is absolute, unconditional and continuing and payment of the sums for which the undersigned become liable shall be made to you at your office from time to time on demand as the same become or are declared due, notwithstanding that you hold reserves, credits, collateral or security against which you may be entitled to resort for payment, and one or more and successive or concurrent actions may be brought hereon against the undersigned, either in the same action in which the Debtor is sued or in separate actions, as often as deemed advisable. We expressly waive and bar ourselves from any right to set-off, recoup or counterclaim any claim or demand against said Debtor, or against any other person or concern liable on said receivables, and, as further security to you any and all debts or liabilities now or hereafter owing to us by the Debtor or by such other person or concern are hereby subordinate to your claims and are hereby assigned to you. Moreover, guarantor agrees that any limitation imposed by Florida law to attach or garnish wages is hereby waived except that all Federal limitations shall be applicable.

      The guaranty shall inure to the benefit of yourself, your successors and assigns. It shall be binding on the undersigned, successors and assigns, and


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shall continue in full force and effect until notice of termination is given and received as hereinbefore provided and all of said indebtedness, liabilities or obligations created or assumed are fully paid.

      This Agreement shall be deemed made in the State of Florida and shall be governed, interpreted, and construed in accordance with the laws of the State of Florida. No modification, amendment, waiver, or discharge of Agreements shall be binding upon you unless in writing and signed by you. In the event that Sun Capital, Inc. obtains counsel for the purpose of collecting any indebtedness from Seller or Guarantors, each agrees to pay the reasonable fees and expenses (including trial and appellate) of Sun Capital's counsel.

      WAIVER OF JURY TRIAL. EACH PARTY MUTUALLY AGREES THAT TRIAL BY JURY IS HERBY WAIVED BY US IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF US AGAINST THE OTHER ON ANY MATTES WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH AGREEMENTS, OR THE RELATIONS CREATED HEREBY, WHETHER FOR CONTRACT, TORT, OR OTHERWISE, AND WE HERBY CONSENT TO THE JURISDICTION OF THE COURTS OF THE STATE OF FLORIDA AND OF ANY FEDERAL COURT IN SUCH STATE FOR DETERMINATION OF ANY DISPUTE AS TO ANY SUCH MATTERS, HOWEVER, EXCLUSIVELY THE COUNTIES OF BROWARD OF PALM BEACH, FLORIDA.

      In witness whereof and intending to be bound, we have executed this guarantee this 9th day of April 1998.

Witnessed by:

________________________________                _____/s/ James
Ayres______________
                                                                Guarantor

State of: California    )

                  ) ss:

County of: Riverside    )

I, the undersigned Notary Public, in and for the jurisdiction aforesaid, do certify that

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James R. Ayres,  who is  personally  known to me as the person who  executed the foregoing Guaranty, personally appeared before me on the date set forth above and acknowledged the execution of same as his/her free act and deed.

------------------------------------------------------------------------------
Notary Public


NOTE: This guarantee of validity form was signed by Ralph Mann, President, in the same format as the one above signed by James Ayres.




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